UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

☒    Filed by the Registrant

☐    Filed by a Party other than the Registrant

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-12

AMERICAN LAND LEASE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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AMERICAN LAND LEASE, INC.

29399 US 19 Hwy North, Suite 320

Clearwater, Florida 33761

(727) 726-8868

March 29, 2007

To Our Stockholders:

You are cordially invited to the 2007 Annual Meeting of Stockholders of American Land Lease, Inc., a Delaware corporation, to be held at the Four Seasons Hotel, 2800 Pennsylvania Avenue, N.W., Washington, DC 20007, on Thursday, May 3, 2007, at 8.00 a.m., eastern daylight time.

The formal notice of the annual meeting and a proxy statement describing the matters to be acted upon at the annual meeting are contained in the following pages.

Enclosed is a proxy that enables you to vote your shares on the matters to be considered at the annual meeting even if you are unable to attend the annual meeting. If you wish to vote in accordance with the Board of Directors’ recommendations, you need only sign, date and return the proxy in the enclosed postage-paid envelope to record your vote. Stockholders also are entitled to vote on any other matter that properly comes before the annual meeting.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE BE SURE YOU ARE REPRESENTED AT THE ANNUAL MEETING BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY AS SOON AS POSSIBLE. EVEN IF YOU PLAN TO ATTEND IN PERSON, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

Sincerely,

Terry Considine

Chairman of the Board and

Chief Executive Officer

AMERICAN LAND LEASE, INC.

29399 US 19 Hwy North, Suite 320

Clearwater, Florida 33761

(727) 726-8868

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

The 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of American Land Lease, Inc., a Delaware corporation (the “Company”), will be held at the Four Seasons Hotel, 2800 Pennsylvania Avenue, N.W., Washington, DC 20007, on Thursday, May 3, 2007 at 8:00 a.m., eastern daylight time to consider and act upon the following matters:

1. to elect Terry Considine and Bruce D. Benson as Class II Directors, each to serve until the 2010 Annual Meeting of Stockholders and until his respective successor is duly elected and shall have qualified;

2. to ratify the prior election of Thomas Harvey as a Class I Director, to serve until the 2009 Annual Meeting of Stockholders and until his successor is duly elected and shall have qualified;

3. to ratify the selection of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2007; and

4. to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

A proxy statement describing these matters is attached to this notice. Only stockholders of record of our common stock at the close of business on March 20, 2007, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

The Board of Directors of the Company desires to have maximum representation at the Annual Meeting and requests that you mark, date, sign and timely return the enclosed proxy to the exchange agent, Wells Fargo Shareowner Services, at the address listed on the enclosed proxy in the postage-paid envelope provided, whether or not you expect to attend the Annual Meeting in person. Since you may revoke a proxy at any time, you may vote in person at the Annual Meeting even if you have returned a proxy.

BY ORDER OF THE BOARD OF DIRECTORS,

Shannon E. Smith

Secretary and Chief Financial Officer

March 29, 2007

AMERICAN LAND LEASE, INC.

29399 US 19 Hwy North, Suite 320

Clearwater, Florida 33761

(727) 726-8868

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 3, 2007

To Our Stockholders:

This proxy statement is furnished to the holders of the common stock of American Land Lease, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors”) of proxies for use at the Company’s 2007 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the Four Seasons Hotel, 2800 Pennsylvania Avenue, N.W., Washington, DC 20007 on Thursday, May 3, 2007 at 8:00 a.m., eastern daylight time, and at any adjournments or postponements thereof. The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, each as described in this proxy statement. The proxy materials, including this proxy statement, the accompanying proxy card and the Notice of Annual Meeting of Stockholders, are first being mailed to stockholders beginning on or about March 29, 2007. At the Annual Meeting, the holders of record of the Company’s common stock as of March 20, 2007 will be asked to consider and vote upon the following proposals: (1) to elect Terry Considine and Bruce D. Benson as Class II Directors, each to serve until the 2010 Annual Meeting of Stockholders and until his respective successor is elected and qualified, (2) to ratify the prior election of Thomas Harvey as a Class I Director, to serve until the 2009 Annual Meeting of Stockholders and until his successor is elected and qualified, (3) to ratify the selection of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2007, and (4) to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

GENERAL INFORMATION

In this proxy statement, the words the “Company,” “we,” “our” and “us” refer to American Land Lease, Inc., a Delaware corporation, and, as the context requires, its direct and indirect subsidiaries.

Solicitation

The enclosed proxy is being solicited by the Board of Directors. In addition to solicitations by mail, solicitations may be made by personal interview, telephone and facsimile transmission by our directors and officers. No additional compensation will be paid to our directors and officers for the solicitation of proxies. All costs of the solicitation will be paid solely by the Company. We will reimburse banks, brokers and others holding shares in their names or the names of nominees or otherwise for reasonable out-of-pocket expenses incurred in sending proxies and proxy materials to the beneficial owners of such shares.

Voting Rights and Votes Required

Holders of record of shares of the Company’s common stock at the close of business on March 20, 2007, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. On the record date, approximately 7,969,000 shares of the Company’s common stock were outstanding. The presence, in person or by proxy, of holders of a majority of the shares of the Company’s common stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Each share of the Company’s common stock outstanding on the record date is entitled to one vote on each matter presented at the Annual Meeting. The affirmative vote of a plurality of all of the votes cast at the Annual Meeting for the election of a director (assuming a quorum is present) is necessary for the election of directors. For purposes of the election of directors, abstentions or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

For ratification of the prior election of Mr. Harvey and the selection of Ernst & Young LLP as the Company’s independent auditors, the affirmative vote of a majority of the shares of common stock represented in person or by proxy and entitled to vote thereon will be required for approval. For these proposals, abstentions will be counted for purposes of the number of shares represented and entitled to vote, but will not be voted. Accordingly, an abstention on these proposals will have the effect of a vote against these proposals. Broker non-votes will have no effect with respect to the vote on these proposals, although they will count toward the presence of a quorum.

Voting of Proxies

Shares of the Company’s common stock represented by all properly executed proxies received prior to the vote at the Annual Meeting will be voted as specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares of the Company’s common stock represented by such proxy will be voted “FOR” the election of each of Messrs. Considine and Benson as directors of the Company, “FOR” the ratification of the prior election of Mr. Harvey as a director of the Company, and “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent auditors. We currently know of no other business to be brought before the Annual Meeting other than as described herein. If any other matters are presented properly to the stockholders for action at the Annual Meeting and any adjournments or postponements thereof, the proxy holders named in the enclosed proxy intend to vote in their discretion on all matters on which the shares of the Company’s common stock represented by such proxy are entitled to vote.

The stockholders of the Company have no dissenter’s rights or appraisal rights in connection with any of the proposals described herein.

Revocability of Proxies

You can change your vote at any time before the vote is taken at the Annual Meeting. You can do this in one of three ways. First, you can send a written notice dated later than your proxy card stating that you would like to revoke your current proxy. Second, you can complete and submit a new proxy card dated later than your original proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to the Secretary of the Company. The Secretary of the Company must receive the notice or new proxy card before the vote is taken at the Annual Meeting. Third, you can attend the Annual Meeting and vote in person. Simply attending the Annual Meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker as to how to change your vote.

Stockholder Communications to the Board of Directors; Annual Report

Our 2006 Annual Report to Stockholders (the “Annual Report”), including a copy of our 2006 Annual Report on Form 10-K (the “2006 Form 10-K”) as filed with the Securities and Exchange Commission (the “SEC”), was mailed to stockholders in March 2007. The Annual Report contains financial and other information about the activities of the Company, including consolidated financial statements for the year ended December 31, 2006. Neither the Company’s 2006 Form 10-K nor the Annual Report is incorporated into this proxy statement or is to be considered part of the proxy materials.

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact the Board of Directors, any individual directors (including independent directors or the lead independent director) or any group or committee of directors (including committee chairs) by mail or electronically. To communicate via mail with the Board of Directors, any individual directors (including independent directors or the lead independent director) or any group or committee of directors (including committee chairs), correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 29399 US Highway 19 North, Suite 320, Clearwater, Florida 33761. To communicate with any of the Company’s directors electronically, stockholders may do so on the corporate website at www.americanlandlease.com. Under the headings, “Company/Corporate Governance/Communicate with Directors,” an on-line form is available which may be used for writing an electronic message to the Board of Directors, any individual directors, or any group or committee of directors.

All communications received as set forth in the preceding paragraph will be opened by the office of the Company’s Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, the Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Upon written request addressed to the Secretary of the Company, copies of the Annual Report and 2006 Form 10-K will be furnished, without exhibits, without charge to any person whose proxy is being solicited in connection with this proxy statement. Requests and inquiries should be addressed to American Land Lease, Inc., Attn: Secretary, 29399 US Hwy 19 North, Suite 320, Clearwater, Florida 33761.

PROPOSAL 1: ELECTION OF DIRECTORS

Our current charter and bylaws provide for three classes of directors with staggered terms of office. Nominees for each class serve for terms of three years and until the election and qualification of their successors or until their earlier resignation, death or removal from office. Vacancies on the Board of Directors may be filled by a majority of the Board of Directors and, in the event of a vacancy resulting from a removal of a director, by holders of a majority of all shares of common stock then entitled to vote on the election of directors. A director may be removed only for cause, and then only by the affirmative vote of holders of at least 75% of the shares of common stock then entitled to vote for the election of directors. The Company’s bylaws require that the Board of Directors consist of a certain number of “independent directors.” As a result, any vacancy among the independent directors must be filled by a replacement nominated by the remaining independent directors. A director elected by the Board of Directors to fill a vacancy resulting from the resignation, removal or death of a director shall be placed in the same class as his or her predecessor and have the same remaining term. A director elected by the Board of Directors to fill a vacancy resulting from an increase in the size of the Board of Directors shall be placed in the class necessary so as to maintain the number of directors in each class as evenly as possible, and shall have a term coinciding with the remaining term of that class.

The Board of Directors currently consists of six members, including two Class I Directors, whose terms expire at the 2009 Annual Meeting of Stockholders, two Class II Directors whose terms expire at the 2007 Annual Meeting of Stockholders and two Class III Directors whose terms expire at the 2008 Annual Meeting of Stockholders.

The Company’s bylaws require the number of independent directors to be not less than four if the number of directors is eight or greater; not less than three if the number of directors is six or seven; and not less than two if the number of directors is less than six. Five of our six directors are independent directors. Those independent directors are Thomas L. Rhodes, Bruce D. Benson, Thomas Harvey, Bruce E. Moore and Todd W. Sheets. None of our independent directors has any relationship with the Company except in his capacity as a director and stockholder of the Company.

At the Annual Meeting, two Class II Directors will be elected to a term expiring at the 2010 Annual Meeting of Stockholders. Unless otherwise specified, the enclosed proxy will be voted “FOR” the election of the Board of Directors’ nominees, Terry Considine and Bruce D. Benson, as Class II Directors of the Company. Neither management nor the Board of Directors knows of any reason why Messrs. Considine or Benson would be unavailable to serve as a director. Discretionary authority may be exercised by the proxy holders named in the enclosed proxy to vote for a nominee proposed by the Board of Directors if either of them becomes unavailable for election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

MESSRS. CONSIDINE AND BENSON AS DIRECTORS OF THE COMPANY

PROPOSAL 2: RATIFICATION OF PRIOR ELECTION

On January 31, 2007, in accordance with our charter and bylaws, our Board of Directors elected Thomas Harvey to fill a vacancy on the Board of Directors resulting from an increase in its size. Mr. Harvey was elected as a Class I Director with a term expiring at our 2009 Annual Meeting of Stockholders.

Stockholder ratification of Mr. Harvey’s election is not required pursuant to applicable law or our charter or bylaws. The Board of Directors is submitting Mr. Harvey’s election for ratification by the stockholders in order to provide stockholders an opportunity to express their views on his election. Additionally, pursuant to our charter and bylaws, a director may only be removed for cause, and then only upon the affirmative vote of 75% of the shares of common stock entitled to vote thereon. As a result, the failure of the stockholders to ratify Mr. Harvey’s election will not cause him to be removed from the Board of Directors or otherwise affect his prior election. If the stockholders fail to ratify Mr. Harvey’s election, the Board of Directors (with the advice and recommendations of the Nominating and Corporate Governance Committee) will consider the matter further and may seek his resignation or allow him to continue to serve as a director.

The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the meeting and entitled to vote is required to ratify Mr. Harvey’s election. Abstentions will be counted for purposes of the number of shares represented and entitled to vote on this proposal, but will not be voted on it. Accordingly, abstentions on this proposal will have the effect of a vote against ratification of Mr. Harvey’s election. Broker non-votes will not have any effect on the outcome of the vote with respect to this proposal, although they will count toward the presence of a quorum.

Unless instructed to the contrary in the proxy, the shares represented by the proxies that have been properly submitted will be voted “FOR” the proposal to ratify the election of Mr. Harvey to the Board of Directors as a Class I Director with a term expiring at our 2009 Annual Meeting of Stockholders.

Neither management nor the Board of Directors knows of any reason why Mr. Harvey would be unavailable to serve as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE ELECTION OF MR. HARVEY AS A CLASS I DIRECTOR OF THE COMPANY

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The firm of Ernst & Young LLP, the Company’s independent auditors for the year ended December 31, 2006, was selected by the Audit Committee of the Board of Directors, and approved by the Board of Directors, to act in the same capacity for the fiscal year ending December 31, 2007, subject to ratification by the Company’s stockholders. The aggregate fees billed for services rendered by Ernst & Young LLP during the years ended December 31, 2006 and 2005 are described below under the caption “Company’s Relationship with Independent Auditors.”

Representatives of Ernst & Young LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by applicable law or our charter or bylaws. However, the Board of Directors is submitting Ernst & Young LLP’s selection to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection of Ernst & Young LLP, the Board of Directors and Audit Committee will reconsider the selection of that firm.

The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the meeting and entitle to vote thereon is required to ratify the selection of Ernst & Young LLP. Abstentions will be counted for purposes of the number of shares represented and entitled to vote, but will not be voted in favor of ratification. Accordingly, abstentions on this proposal will have the effect of a vote against of the selection of Ernst & Young LLP. Broker non-votes will not have any effect on the outcome of the vote with respect to this proposal, although they will count toward the presence of a quorum.

Unless instructed to the contrary in the proxy, the shares represented by the proxies that have been properly submitted will be voted “FOR” the proposal to ratify the selection of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2007.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Certain information with respect to our nominees for election as directors, our continuing directors and our executive officers, as of February 27, 2007, appears below and was furnished in part by each such person.

Each of our executive officers serves for a term of one year and until his or her successor is elected and qualified or until his or her earlier resignation or removal by the Board of Directors. There are no family relationships among any of our directors and executive officers.

Name	Age	First Elected	Position(s) Held with the Company
Terry Considine	59	September 1996	Chairman of the Board of Directors (Class II) and Chief Executive Officer

Thomas L. Rhodes	67	September 1996	Vice Chairman of the Board of Directors; Independent Director (Class III); Chairman of the Nominating and Corporate Governance Committee and Member of the Audit Committee and the Compensation Committee

Bruce D. Benson	68	October 1996	Independent Director (Class II); Chairman of the Compensation Committee and Member of the Audit Committee and the Nominating and Corporate Governance Committee

Thomas Harvey	59	January 2007	Independent Director (Class I); Member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee

Bruce E. Moore	64	February 1998	Independent Director (Class III); Member of the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee

Todd W. Sheets	48	November 2000	Independent Director (Class I); Chairman of the Audit Committee and Member of the Compensation Committee and the Nominating and Corporate Governance Committee

Robert G. Blatz	45	February 1999	President and Chief Operating Officer

Shannon E. Smith	41	October 2000	Chief Financial Officer, Treasurer and Secretary

Terry Considine has been Chairman of the Board of Directors and Chief Executive Officer of the Company since September 1996. Mr. Considine also serves as Chairman of the Board, Chief Executive Officer and President of Apartment Investment and Management Company (“AIMCO”), another publicly held real estate investment trust.

Thomas L. Rhodes has served as a director of the Company since 1996 and has been Vice Chairman of the Board of Directors of the Company since April 1998, is Chairman of the Nominating and Corporate Governance

Committee, and serves as a member of the Audit Committee and the Compensation Committee. Mr. Rhodes is Chairman of National Review magazine where he has served as President since November 1992 and as a director since 1988. From 1976 to 1992, he held various positions at Goldman, Sachs & Co. and was a General Partner from 1986 until November 1992. Mr. Rhodes is Chairman of Board of Directors of the Lynde and Harry Bradley Foundation and serves as a director of AIMCO.

Bruce D. Benson has served as a director of the Company since October 1996 and serves as Chairman of the Compensation Committee and as a member of the Audit Committee and the Nominating and Corporate Governance Committee. For the past 37 years, he has been the owner and President of Benson Mineral Group, a domestic oil and gas production company. In addition, from 1997 to 2004, Mr. Benson was Chairman, Chief Executive Officer and President of United States Exploration, Inc., an oil and gas exploration company listed on the American Stock Exchange. The stock of United States Exploration, Inc. was sold on January 28, 2004 to an unaffiliated company and Mr. Benson resigned as Chairman of the Board, Chief Executive Officer, and President.

Thomas Harvey has served as a director of the Company since January 2007 and is a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Harvey is currently the Executive Director of the Center for Real Estate Development at the Kenan-Flager Business School, University of North Carolina (Chapel Hill). From 1997 to 2003, he was the Florida Area President for Pulte Homes. In that capacity, he was responsible for Florida homebuilding operations in the Pulte, DiVosta, and Del Webb brands.

Bruce E. Moore has served as a director of the Company since July 1998 and serves as a member of the Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee. Mr. Moore was appointed President and Chief Operating Officer of the Company in February 1998. Mr. Moore resigned from his position as Chief Operating Officer, Secretary and Treasurer of the Company in November 2000; the latter two positions he had held since October 2000. Mr. Moore resigned from his position as President of the Company in July 2001. He also served as President and Chief Operating Officer of CAX until its merger with the Company on August 11, 2000. Mr. Moore is the founder and Chief Executive Officer of Brandywine Financial Services Corporation and its affiliates, a private real estate firm specializing in various aspects of the real estate industry, including asset management, consulting, development, property management, brokerage and capital formation.

Todd W. Sheets has served as a director of the Company since November 2000 and is the Chairman of the Audit Committee and a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Sheets is currently a private investor. Previously, he was a Managing Director of Pinehill Capital Partners, Inc., an investment company, and Raymond James and Associates, Inc., a financial services firm, where he was responsible for initiating and overseeing the firm’s practice in the areas of publicly traded real estate companies, its recovering markets real estate private equity program, and was a member of its Investment Policy Committee.

Robert G. Blatz was appointed President of the Company in July 2001. He was appointed Chief Operating Officer and Secretary of the Company in November 2000. He resigned as Secretary of the Company in July 2001. He functioned as the Company’s Executive Vice President from February 1999 to November 2000 (having been appointed to that position in September 1999). From June 1998 until joining the Company, he served as a Senior Associate for Coopers & Lybrand (predecessor to PricewaterhouseCoopers) as a consultant for management and financial systems.

Shannon E. Smith was appointed Chief Financial Officer of the Company in February 2001 and Secretary in July 2002. Mr. Smith joined the Company in October 2000 as Chief Accounting Officer and Treasurer. From March 1997 to October 2000, Mr. Smith served as Vice President and Chief Financial Officer of Jemison-Demsey Holding Company, and other entities controlled by Jemison Investment Company, based in Alabama. Mr. Smith is a Certified Public Accountant.

There are no arrangements or understandings pursuant to which any of our directors or executive officers were selected as directors or officers. None of our directors or executive officers has been involved in any legal proceedings during the past five years that are material to an evaluation of the ability or integrity of such persons. None of our directors or executive officers is a party to any material legal proceedings or has a material interest in any such legal proceedings that is adverse to the Company or any of the Company’s subsidiaries.

CORPORATE GOVERNANCE

Director Independence

Our Corporate Governance Guidelines, available on our website at www.americanlandlease.com under the headings “Company/Corporate Governance/Corporate Governance Guidelines,” adopt the definition of director independence set forth in the listing standards of the New York Stock Exchange, Inc. (the “NYSE”). The Board of Directors annually reviews the relationships that each director has with the Company and only those directors whom the Board of Directors affirmatively determines have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) will be considered independent. In its annual review of director independence, the Board of Directors considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships any directors may have with the Company.

The Board of Directors has affirmatively determined that each of Thomas L. Rhodes, Bruce D. Benson, Thomas Harvey, Bruce E. Moore and Todd W. Sheets are independent under the current NYSE listing standards. In making this determination, the Board of Directors evaluated whether there exists any transactions, relationships or arrangements between these individuals and the Company and determined that no material transactions, relationships or arrangements exist between the Company and any of the independent directors.

Meetings of the Board of Directors

The Board of Directors held four regularly scheduled meetings in 2006. During 2006, no director attended fewer than 75% of the meetings of the Board of Directors or fewer than 75% of the meetings of any committee of the Board of Directors on which he was a member. The Company invites the Board of Directors to its annual stockholders meeting, but does not require them to attend. Last year, four directors attended the annual stockholder meeting. The Board of Directors currently has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee of the Board of Directors held five meetings in 2006. The Audit Committee currently consists of five members: Messrs. Sheets (Chairman), Benson, Harvey, Moore, and Rhodes. The Audit Committee has adopted a written charter, a copy of which is annexed to this proxy statement as Appendix A and is available on the Company’s website at www.americanlandlease.com under the headings “Company/Corporate Governance/Audit Committee” or in print upon written request addressed to the Secretary of the Company, without charge to any person. Requests should be addressed to American Land Lease, Inc., Attn: Secretary, 29399 US Hwy 19 North, Suite 320, Clearwater, Florida 33761.

The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit engagement, reviews the independence of the independent auditors and considers the range of audit and non-audit fees. The Board of Directors has determined that each member of the Audit Committee is “independent,” as that term is defined in the applicable NYSE listing standards. The Board of Directors has also determined that all of the current Audit Committee members are “audit committee financial experts,” as that term is defined in Regulation S-K promulgated by the SEC.

Compensation Committee

The Compensation Committee of the Board of Directors held one meeting in 2006. Messrs. Benson (Chairman), Harvey, Moore, Rhodes, and Sheets are the current members of this committee. The Board of Directors has determined that each current member of the Compensation Committee is “independent,” as that term is defined in the applicable NYSE listing standards. The Compensation Committee determines compensation for the Chief Executive Officer of the Company and reviews compensation policy for other executive officers. The Compensation Committee has adopted a written charter, a copy of which is annexed to this proxy statement as Appendix B and is available on the Company’s website at www.americanlandlease.com under the headings “Company/Corporate Governance/Compensation Committee” or in print upon written request addressed to the Secretary of the Company, without charge to any person. Requests should be addressed to American Land Lease, Inc., Attn: Secretary, 29399 US Hwy 19 North, Suite 320, Clearwater, Florida 33761.

The Compensation Committee evaluates the Chief Executive Officer’s performance annually, and, either as a committee or together with the other independent directors (as directed by the Board), determines and approves the Chief Executive Officer’s compensation level based on this evaluation. In addition to the foregoing, the Compensation Committee has authority to take the following actions in connection with the determination of executive compensation:

•	to review the Company’s executive compensation plans in light of the Company’s goals and objectives, and adopt or recommend to the Board of Directors new or amended executive compensation plans;

•

to evaluate annually the performance of the Company’s executive officers other than the Chief Executive Officer, and to review the decisions made by the Chief Executive Officer as to the compensation of the Company’s other executive officers and recommend changes to the Board of Directors; and

•

to review the decisions made by the Chief Executive Officer as to any perquisites or other personal benefits to the Company’s executive officers, to recommend changes to the Board of Directors, and to approve such perquisites or other personal benefits, if any, as are available to the Chief Executive Officer.

The Chief Executive Officer, with the advice of our President and Chief Operating Officer, and subject to the Compensation Committee’s responsibility for recommending equity awards and authority to review and make recommendations regarding executive compensation, determines the compensation of all other executive officers. Additionally, the Chief Executive Officer makes recommendations to the Compensation Committee regarding the Company’s director compensation arrangements. The Compensation Committee reviews such recommendations, and may make recommendations to the full Board of Directors with respect to such matters.

The Compensation Committee’s written charter authorizes it to form subcommittees of two or more members and delegate to any subcommittee such power and authority as it deems appropriate, except for any power or authority required by law, regulation or listing standard to be performed by the full Compensation Committee. To date, the Compensation Committee has not formed any subcommittee or made any delegation of power or authority.

The Compensation Committee does not retain compensation consultants in determining or recommending executive or director compensation, although it has authority to do so pursuant to its written charter (including sole authority to retain compensation consultants to assist it and to authorize their fees and other engagement terms).

Compensation Committee Interlocks and Insider Participation

During 2006, Messrs. Benson (Chairman), Moore, Rhodes, and Sheets served on the Compensation Committee. Mr. Considine served as Chairman of the Board and Chief Executive Officer of the Company and

Mr. Rhodes served as Vice Chairman of the Board of the Company. Mr. Considine is Chairman of the Board and Chief Executive Officer of AIMCO and Mr. Rhodes serves on the board of directors and on the compensation and human resources, audit, corporate governance, and nominating committees of AIMCO.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors held four meetings in 2006. Messrs. Rhodes (Chairman), Benson, Harvey, Moore, and Sheets are the current members of this committee. The Board of Directors has determined that each current member of the Nominating and Corporate Governance Committee is “independent,” as that term is defined in the applicable NYSE listing standards. The Nominating and Corporate Governance Committee recommends individuals for election to the board of directors for vote by the stockholders at the annual meeting. The Nominating and Corporate Governance Committee has adopted a written charter, a copy of which is annexed to this proxy statement as Appendix C and is available on the Company’s website at www.americanlandlease.com under the headings “Company/Corporate Governance/Nominating and Corporate Committee” or in print upon written or in print upon written request addressed to the Secretary of the Company, without charge to any person. Requests should be addressed to American Land Lease, Inc., Attn: Secretary, 29399 US Hwy 19 North, Suite 320, Clearwater, Florida 33761.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. There have been no material changes to the procedures by which our stockholders may recommend nominees for directors. To have a candidate considered by the Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•

The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating and Corporate Governance Committee and nominated by the Board of Directors.

The stockholder recommendation and information described above must be sent to the Secretary of the Company at 29399 US Highway 19 North, Suite 320, Clearwater, Florida 33761 and must be received by the Secretary not less than 60 days nor more than 90 days prior to the anniversary date of the Company’s most recent annual meeting of shareholders.

Nominees may be suggested by directors, members of management, or stockholders (as discussed above). In identifying and considering each potential candidate for nomination to the Board of Directors (including those recommended by stockholders), the Nominating and Corporate Governance Committee considers, in addition to the requirements set out in the Company’s Corporate Governance Guidelines and its charter, the nominee’s judgment, integrity, independence, understanding of the Company’s business or other related industries, quality of experience, the needs of the Company, the range of talent and experience already represented on the Board of Directors, and such other factors it determines are pertinent in light of the then current needs of the Board. The Nominating and Corporate Governance Committee will also take into account the ability of a Director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Nominating and Corporate Governance Committee sometimes uses the services of a third-party executive search firm to assist it in identifying and evaluating possible nominees for Director, including to identify Thomas Harvey. In the case of Mr. Harvey, the Nominating and Corporate Governance Committee retained a third-party executive search firm to identify and introduce to the Company qualified independent director candidates for the Company’s Board of Directors, based on standards determined by the committee. The search firm identified and introduced Mr. Harvey to the Company. The Nominating and Corporate Governance Committee, and ultimately the entire Board of Directors, evaluated and determined to elect him to the Board of Directors.

Codes of Conduct and Ethics

The Company has adopted a “Code of Ethics for Chief Executive Officer and Senior Financial Officers,” which applies to the Board of Directors and the Company’s officers and employees, but with specific requirements for our Chief Executive Officer, President, Chief Operating Officer and Chief Financial Officer (the “Code of Ethics”). The Company has also adopted a “Code of Business Conduct and Ethics” that applies to the Board of Directors and the Company’s officers and employees (the “Code of Business Conduct”). The Code of Business Conduct is intended to focus the Board of Directors, the individual directors and the Company’s executive officers on areas of ethical risk, help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. The Code of Business Conduct covers all areas of professional conduct relating to service on the Board of Directors and as an executive officer of the Company, including conflicts of interest, unfair or unethical use of corporate opportunities, strict maintenance of confidential information, compliance with all applicable laws and regulations and oversight of ethics and compliance by employees of the Company.

The full texts of both the Code of Ethics and the Code of Business Conduct are available on the Company’s website, at www.americanlandlease.com under the headings “Company/Corporate Governance/Code of Ethics” and “Company/Corporate Governance/Code of Conduct” or in print upon written request addressed to the Secretary of the Company, without charge to any person. Requests should be addressed to American Land Lease, Inc., Attn: Secretary, 29399 US Hwy 19 North, Suite 320, Clearwater, Florida 33761.

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines, which provide guidelines on director qualifications and responsibilities, responsibilities of key board committees, director compensation, and other subjects concerning corporate governance. The full texts of the Corporate Governance Guidelines are available on the Company’s website, at www.americanlandlease.com under the headings “Company/Corporate Governance/Corporate Governance Guidelines” or in print upon written request addressed to the Secretary of the Company, without charge to any person. Requests should be addressed to American Land Lease, Inc., Attn: Secretary, 29399 US Hwy 19 North, Suite 320, Clearwater, Florida 33761.

Executive Sessions

Executive sessions or meetings of non-management directors are held regularly (at least four times a year) to review the report of the independent auditor, the criteria upon which the performance of the Chairman of the Board of Directors and Chief Executive Officer and other senior managers is based, the performance of the Chairman of the Board of Directors and Chief Executive Officer against such criteria, the compensation of the Chairman of the Board of Directors and Chief Executive Officer and other senior managers, and any other relevant matters. Meetings are held from time to time with the Chairman of the Board of Directors and Chief Executive Officer for a general discussion of relevant subjects.

Presiding Director

The Chairmen of the Company’s Audit, Compensation and Nominating and Corporate Governance committees of the Board of Directors each preside as the chair at meetings or executive sessions of independent directors at which the principal items to be considered are within the scope of the authority of their respective committee. A lead independent director is designated to preside at executive sessions. Currently, our lead independent director is Thomas L. Rhodes. The Company’s experience has indicated that this practice provides leadership at all of the meetings or executive sessions of independent directors. Stockholders of the Company may communicate with the presiding director or with the non-management directors as a group in the manner set forth above under the caption “Stockholder Communications to the Board of Directors-Annual Report.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

Our executive officers and directors, and persons who own more than ten percent of our common stock or Class A Cumulative Redeemable Preferred Stock are required, under the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership of our securities with the SEC and the NYSE. Copies of those reports also must be furnished to us. Based solely upon a review of the copies of such forms furnished to us, we believe that during our preceding fiscal year all Section 16(a) filing requirements applicable to our reporting persons were complied with.

COMPENSATION DISCUSSION AND ANALYSIS

Objectives and Philosophy of Executive Compensation

The objectives of the Company’s executive compensation programs are to attract, retain and motivate highly qualified executive officers to execute our business plan. Our philosophy is to tie pay to performance, which we seek to accomplish by comparing our “Total Stockholder Return” (or “TSR”) to the TSR of all other small cap equity REITs, as reported by the National Association of Real Estate Trusts (known as “NAREIT”), in the context of significant compensation decisions. For purposes of compensation, we define TSR as the total of the closing price of our common stock on the NYSE less the closing price for the prior year-end, divided by the closing price of the prior year-end. TSR is calculated assuming dividends are reinvested on a quarterly basis. Our executive compensation is designed to induce and reward performance that increases TSR.

Accordingly, we emphasize equity awards over cash compensation in order to align management incentives with stockholders’ interests. We generally require meaningful vesting requirements in order to extend management’s commitment to long-term TSR and continued service to the Company. In furtherance of those goals, different equity awards to our Chief Executive Officer, Chief Operating Officer and President, and Chief Financial Officer vest either based on continued service to the Company over a period of three to five years, or based on management’s ability to lead the Company in outperforming one of our benchmark indices, depending on the specific award. Additionally, the cash component of the our executive compensation is benchmarked against the cash compensation paid to executive officers of other small cap equity REIT’s, with adjustments based on relative TSR.

Our Chief Executive Officer’s compensation is determined by the Compensation Committee of the Board of Directors (the “Compensation Committee”). The Compensation Committee includes all of the Company’s independent directors and is comprised solely of those independent directors. The Chief Executive Officer receives no base pay, in part because he does not work full-time at the Company. The Compensation Committee targets the Chief Executive Officer’s compensation based on 50% of compensation paid to the average of Chief Executive Officers and Chairman of all other small cap equity REITs as reported by NAREIT, with adjustments based on relative TSR. Once the dollar amount of the Chief Executive Officer’s compensation has been determined by the Committee, the Chief Executive Officer is given a choice of currencies among cash, restricted stock and stock options.

The Chief Executive Officer, with the advice of Robert G. Blatz, our President and Chief Operating Officer, and the Compensation Committee, and subject to the Compensation Committee’s responsibility for recommending equity awards and authority to review and make recommendations regarding executive compensation, determines the compensation of all other executive officers. In setting compensation for the Company’s other executive officers, the Chief Executive Officer refers to the survey of compensation paid to officers of all other small cap equity REITs as reported by NAREIT and makes such adjustments as he believes are appropriate. For example, in consideration of the limited time that the Chief Executive Officer spends on ANL matters, the Chief Executive Officer compares Mr. Blatz’s compensation to the average compensation paid to CEOs and COOs at all other small cap equity REITs as reported by NAREIT, and compares Shannon E. Smith’s, our Chief Financial Officer, compensation to the average compensation paid to COOs and CFOs at all other small cap equity REITs as reported by NAREIT. We have not retained a compensation consultant.

Elements of Executive Compensation

Executive compensation consists of the following elements:

Base Salary. Base salaries for our named executive officers, except for the Chief Executive Officer as discussed above, are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Base salaries are reviewed annually during the first calendar quarter and adjustments are made based on the Chief Executive Officer’s judgment and with reference to the compensation survey for all other small cap equity REITs as reported by NAREIT.

For 2006, the base salaries for Messrs. Blatz and Smith were $240,000 and 200,000, respectively. When their 2006 cash bonuses of $40,000 and $25,000, respectively, are added, the total cash compensation received by each of them constitutes significantly less than half of their respective “Total Compensation” for 2006 of approximately $862,000 and $568,000 that is set forth on the “Summary Compensation Table” below. This allocation is indicative of our emphasis on equity awards over cash compensation for the reasons discussed above.

Annual Bonus. During the first calendar quarter, the Chief Executive Officer determines the annual bonus for the other named executive officers. The Compensation Committee determines the annual bonus for the Chief Executive Officer, reviews the annual bonuses for other officers, and exercises its responsibility for equity awards. Annual bonuses are used to compensate named executive officers for achieving financial and operational goals and for achieving individual annual performance objectives. These objectives relate generally to such factors as (i) growth in property operating results, (ii) completion of development projects, (iii) home sales profitability, (iv) financings and capital raised, and (v) TSR.

Annual bonuses are allocated among cash, stock, and stock-based awards and are paid in the first calendar quarter. Consistent with our philosophy of emphasizing equity awards of cash compensation, the cash component of annual bonuses has ranged from 5% to 69% of the total bonus over the past three years, and the percentage paid in equity is increased as the amount of the annual bonus is increased. As noted above, the purpose is to emphasize the long-term alignment of the interests of stockholders and the named executive officers. The stock and stock-based awards components of annual bonuses generally have contained vesting provisions which result in forfeiture of all or a portion of the award in the event of an executive’s separation from the Company prior to the passage of a three to five year vesting period, depending on the type of award.

For 2006, annual bonuses were awarded to the Chief Executive Officer of $393,100, to the President and Chief Operating Officer of $201,700 and to the Chief Financial Officer of $115,500. The annual bonus for the Chief Executive Officer was paid $300,000 in the issuance of 80,429 stock options with a strike price of $27.65, which was the closing price of our common stock reported on the NYSE on the date of grant, which vest in equal annual installments over five years, and $93,100 in the issuance of 3,367 shares of restricted stock, which vest in equal installments over four years. The annual bonus for the President and Chief Operating Officer was paid $40,000 in cash, $100,000 in the issuance of 26,810 stock options with a strike price of $27.65, which was the closing price of our common stock reported on the NYSE on the date of grant, which vest in equal annual installments over four years, and $61,700 in the issuance of 2,231 shares of restricted stock, which vest in equal installments over four years. The annual bonus for the Chief Financial Officer was paid $25,000 in cash, $70,500 in the issuance of 18,901 stock options with a strike price of $27.65, which was the closing price of our common stock reported on the NYSE on the date of grant, which vest in equal annual installments over four years, and $20,000 in the issuance of 723 shares of restricted stock, which vest in equal annual installments over four years.

Pursuant to our compensation programs, equity awards are assigned the same value in compensation as for financial reporting purposes. Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, or SFAS 123R requires all share-based employee compensation, including grants of stock options, to be recognized in the financial statements based on fair value.

Stock Options, Restricted Stock and High Performance Shares

Stock Options. Stock option grants are made annually during the first calendar quarter as part of the annual bonus. In addition, stock option grants are sometimes made at the commencement of employment and, occasionally, following a significant change in job responsibilities or to meet other specific retention objectives. The amount of grants made as part of the annual bonus are determined as described above and are made by the Board of Directors, on recommendation of the Compensation Committee, at its first meeting of the calendar year or, on occasion, by a subsequent telephonic meeting if time is required to answer questions by the Compensation Committee.

Stock options granted by us typically have a ten year term, an exercise price equal to the fair market value of our common stock on the day of grant, and vest over a four or five year period with equal annual installments vesting on the successive anniversaries of the grant date.

Restricted Stock. Restricted stock grants are made annually during the first calendar quarter as part of the annual bonus. In addition, restricted stock grants are sometimes made at the commencement of employment and, occasionally, following a significant change in job responsibilities or to meet other special retention objectives. The amount of grants made as part of the annual bonus are determined as described above and are made by the Board of Directors, on recommendation of the Compensation Committee, at its first meeting of the calendar year or, on occasion, by a subsequent telephonic meeting if time is required to answer questions by the Compensation Committee.

Restricted stock grants typically vest over a four-year period, with equal annual installments vesting on the successive anniversaries of the grant date. Generally, the recipient is considered to be the owner of the shares and is entitled both to vote the unvested shares and to receive the dividends, if any, paid on such shares.

High Performance Stock Grants. The Company has adopted a program that provides for annual grants of high performance stock (or “HPS”) awards to its named executive officers in each of fiscal years 2003-2009. The HPS program has been ratified by a vote of our stockholders.

HPS grants are awards of restricted stock of the Company that vest (i.e. that are released from forfeiture contingencies) based upon attainment of specified performance objectives. During the vesting period, holders of HPS awards have all the rights of a stockholder with respect to the HPS, including the receipt of dividends, but any sale or transfer is prohibited. The allocation of HPS awards is determined in the first calendar quarter. The Compensation Committee determines the allocation to the Chief Executive Officer and the Chief Executive Officer determines the allocation to other senior executives, subject to review and approval by the Compensation Committee and Board of Directors.

The HPS awards vest based upon the extent, if any, that the total return realized by stockholders of the Company exceeds the average total return of the Equity REIT Index, as reported by NAREIT, for the ten-year period ending on the calendar year immediately preceding the grant. The total return for the Company is measured over a three-year performance period that starts on January 1 of the year in which the grant is made, and ends on December 31 three years later (which date is also know as the “final valuation date”). To the extent that shares are not vested as of the final valuation date, such shares are forfeited and returned to the Company. Vesting is achieved ratably on the final valuation date to the extent that the total annual return realized by stockholders for the three-year performance period exceeds the ten-year average total return of the Equity REIT Index at the beginning of the performance period, with 100% vesting achieved if the total annual return realized by stockholders exceeds the Equity REIT Index by an annual amount of 5% or more. If the actual total return does not exceed the Equity REIT Index, all of the HPS, but none of the dividends already paid with respect to such HPS, are forfeited and returned to the Company. In recent years, the Company has awarded HPS to its named executive officers on an annual basis. As a result, December 31 of 2006 was a final valuation date, and December 31 of 2007, 2008 and 2009 are final valuation dates.

Based upon the total shareholder return realized over the three- year period ended December 31, 2006 (excluding consideration of reinvested dividends), the Company outperformed the Equity REIT Index by 2.47% annually. Based upon a 5% target for full vesting, 49.5% of the applicable HPS award vested as of December 31, 2006. As a result, our Chief Executive Officer vested in 2,475 shares and forfeited 2,525 shares, our President and Chief Operating Officer vested in 19,798 shares and forfeited 20,202 shares, and our Chief Financial Officer vested in 9,899 shares and forfeited 10,101 shares.

During the Compensation Committee’s meeting in the first calendar quarter of 2007, the Compensation Committee ratified the issuance and grant of 65,000 HPS for the performance period from January 1, 2007 through December 31, 2009. Our Chief Executive Officer was granted 5,000 HPS, our President and Chief Operating Officer was granted 35,000 HPS and the Chief Financial Officer was granted 25,000 HPS. Vesting will be achieved on the final valuation date of December 31, 2009 to the extent that excess value has been realized. In order for the executives’ HPS to vest fully on the final valuation date, the actual total return to stockholders for the three-year period is required to exceed the Equity REIT Index total return by 5%. The Equity REIT Index applicable to the award is 14.48% and the annual return required to achieve full vesting is 19.48%. In the event that the total shareholder return over the three- year performance period is not greater than 14.48% annually, the HPS will not vest and the HPS, but not any dividends which may have been paid with respect to such HPS, will be forfeited and returned to the Company.

Once the HPS are vested, they are further restricted and cannot be transferred for a two-year period, with the exception that a sufficient number of shares may be sold in order to pay income taxes resulting from the shares vesting. Dividends are paid on the HPS in the same amounts and at the same time as dividends, if any, are paid on outstanding Company stock.

Other Compensation

The Company’s officers receive no other benefits or perquisites except those from their participation with other Company employees in health benefit, 401(k) savings programs and the Company’s payment of life insurance premiums on their behalf. Each of those benefits is available to all full-time employees of the Company, with the level of the benefit being tied to the employee’s base compensation.

Change in Control Benefits

The 1998 Plan provides for the immediate vesting of stock and stock-based awards in the event of a change in control. This provision assists us in attracting and retaining management willing to defer a substantial portion of their compensation through vesting. Our change in control provisions for the named executive officers are summarized in “Potential Payments upon Termination or Change in Control.”

Officer Severance Pay

The Company does not currently have contractual severance pay arrangements with any executive officer.

Executive Compensation

The following table sets forth, in summary form, the compensation for the fiscal year ended December 31, 2006 of our Chief Executive Officer, Chief Operating Officer and President, and Chief Financial Officer, who constitute all of the Company’s “Named Executive Officers” pursuant to Securities and Exchange Commission rules.

AMERICAN LAND LEASE, INC.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)	Option Awards ($)(3) (f)	All Other Compensation ($) (i)		Total ($) (j)
Terry Considine Chairman and Chief Executive Officer	2006	—	—	184,221	106,200	14,711	(4)	305,132

Robert G. Blatz President and Chief Operating Officer	2006	240,000	40,000	518,479	50,204	13,615	(5)	862,298

Shannon E. Smith Chief Financial Officer, Treasurer and Secretary	2006	200,000	25,000	303,246	30,900	9,181	(6)	568,327

(1)	This column does not include 80,429 stock options with an exercise price of $27.65 per share and 3,367 shares of restricted stock awarded to our Chief Executive Officer, 26,810 stock options with an exercise price of $27.65 and 2,231 shares of restricted stock awarded to our President and Chief Operating Office and 18,901 stock options with an exercise price of $27.65 and 723 shares of restricted stock awarded to our Chief Executive Officer, in each case, in the first quarter of fiscal 2007 as part of their respective bonuses for 2006. These awards are not included in this column or elsewhere in the Summary Compensation Table because no expense with respect to them was recognized for financial reporting purposes in fiscal 2006. See “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Bonus” for more information on these awards.
(2)	Amounts in this column reflect the expense recognized for financial statement reporting purposes for the fiscal year indicated, in accordance with FAS 123R, Share-Based Payment, with respect to awards of restricted shares and high performance shares that were granted during such fiscal year and in prior fiscal years, except that estimates of forfeitures related to service-based vesting conditions are disregarded in accordance with Securities and Exchange Commission rules. During 2006, Mr. Considine forfeited 2,525 high performance shares, Mr. Blatz forfeited 20,202 high performance shares and Mr. Smith forfeited 10,101 high performance shares. For additional information regarding restricted shares and high performance shares, see “Compensation Discussion and Analysis—Stock Options, Restricted Stock and High Performance Shares” above. For additional information regarding individual grants of restricted shares and high performance shares in 2006, see the “Grants of Plan-Based Awards Table” below. The assumptions and methodology we used to calculate the expense recognized in fiscal 2006 for these stock awards are (a) for restricted stock, the fair value of the award is the closing price of the common stock as reported on the NYSE on the date of grant multiplied by the number of restricted shares awarded, with the expense amortized over the vesting period of the award, and (b) for high performance shares, as follows:

Valuation and amortization method—We determine the fair value of performance based restricted stock using a barrier option model. This fair value is then amortized on a straight-line basis over the performance periods of the awards.

Expected Term—The expected term represents the period that the Company’s stock-based awards are expected to be outstanding and was determined based on the contractual term of the performance period.

Expected Volatility—The fair value of stock-based awards reflects a volatility factor calculated using market data for the Company’s common stock.

Expected Dividend Yield—The dividend yield is determined by dividing the expected per share dividend during the award term by the Company’s stock price. The Company has used historical dividend yield trends as an estimate for future yields.

Risk-Free Interest Rate—The Company bases the risk-free interest rate on the yield to maturity at the time of the award on zero-coupon U.S. government bonds having a remaining life equal to the option’s expected life.

The following assumptions were used to estimate the fair value of high performance share reflected in the Summary Compensation Table:

	2006	2005	2004
Average expected term	3	3	3
Expected volatility	0.129	0.142	0.143
Risk-free interest rate	4.30%	3.48%	2.37%
Expected dividend yield	4.22%	4.44%	5.01%

(3)	Amounts in this column reflect the expense recognized for financial statement reporting purposes for the fiscal year indicated, in accordance with FAS 123R, Share-Based Payment, with respect to awards of options to purchase our common stock that were granted during such fiscal year and in prior fiscal years, except that estimates of forfeitures related to service-based vesting conditions are disregarded in accordance with Securities and Exchange Commission rules. For additional information regarding our stock options, see “Compensation Discussion and Analysis – Stock Options, Restricted Stock and High Performance Shares” above. For additional information regarding individual grants of stock options in 2006, see the “Grants of Plan-Based Awards Table” below. The assumptions and methodology we used to calculate the expense recognized in fiscal 2006 for these stock awards are as follows:

Valuation and amortization method—We determine the fair value of stock options using the Black-Scholes-Merton option-pricing formula. This fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period. Options generally vest equally on each of the four or five succeeding anniversary dates of the award.

Expected Term—The expected term represents the period that the Company’s stock-based awards are expected to be outstanding and was determined based on historical experience of similar awards, giving consideration to contractual terms of the awards, vesting schedules and expectations of future employee behavior.

Expected Volatility—The fair value of stock-based awards reflects a volatility factor calculated using market data for the Company’s common stock.

Expected Dividend Yield—The dividend yield is determined by dividing the expected per share dividend during the option term by the Company’s stock price. The Company has used historical dividend yield trends as an estimate for future yields.

Risk-Free Interest Rate—The Company bases the risk-free interest rate used in the Black-Scholes-Merton valuation method on the yield to maturity at the time of the stock option grant on zero-coupon U.S. government bonds having a remaining life equal to the option’s expected life.

The following assumptions were used to estimate the fair value of option awards reflected in the Summary Compensation Table:

	2006	2005	2004	2003
Average expected term	7.0	8.5	8.5	8.0
Expected volatility	0.136	0.142	0.143	0.180
Risk-free interest rate	4.54%	4.07%	4.26%	3.55%
Expected dividend yield	4.03%	4.33%	5.04%	6.95%

(4)	Holders of restricted stock awards are entitled to receive the dividends thereto commencing on the date of grant. During 2006, Mr. Considine received dividends totaling $14,711 on unvested restricted stock of 14,711 shares, which amount is included in the table above under the column “Other Compensation.”

(5)	Holders of restricted stock awards are entitled to receive the dividends thereto commencing on the date of grant. During 2006, Mr. Blatz received dividends totaling $13,615 on unvested restricted stock of 13,615 shares, which amount is included in the table above under the column “Other Compensation.”
(6)	Holders of restricted stock awards are entitled to receive the dividends thereto commencing on the date of grant. During 2006, Mr. Smith received dividends totaling $9,181 on unvested restricted stock of 9,181 shares, which amount is included in the table above under the column “Other Compensation.”

The “Summary Compensation Table” above reflects the cash portion of the annual bonus and the compensation expense recognized by the Company during 2006 with respect to stock-based compensation. As a result, the annual bonus amount that is paid in the form of stock-based compensation and that is discussed above in “Compensation Discussion and Analysis—Stock Options, Restricted Stock and High Performance Shares” cannot be directly reconciled to the amounts shown in the “Summary Compensation Table” which include amounts awarded in previous years which became vested during 2006 and which exclude amounts awarded with respect to 2006 and previous years which did not vest during 2006, including the HPS issued during the first calendar quarter of 2007.

The “Summary Compensation Table” does not include columns for “Non-Equity Incentive Plan Compensation” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” since there was no compensation covered by such items awarded to, earned by, or paid to any of the Named Executive Officers in 2006.

AMERICAN LAND LEASE, INC.

2006 GRANTS OF PLAN-BASED AWARDS TABLE

Name (a)	Grant Date (b)	Estimated Future Payouts Under Equity Incentive Plan Awards : Number of Shares(1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)		All Other Option Awards: Number of Securities Underlying Options (#) (j)		Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
		Thres- hold (#) (f)	Target (#) (g)	Maxi- mum (#) (h)
Terry Considine Chairman and Chief Executive Officer	2/2/06 2/2/06 2/2/06	5	20	5,000	2,218	(2)	174,296	(2)	$24.80	$ $	55,000 495,000
Robert G. Blatz President and Chief Operating Officer	2/2/06 2/2/06 2/2/06	35	140	35,000	4,032	(3)	40,493	(3)	$24.80	$ $	100,000 115,000
Shannon E. Smith Chief Financial Officer, Treasurer and Secretary	2/2/06 2/2/06 2/2/06	25	100	25,000	3,831	(3)	21,127	(3)	$24.80	$ $	95,000 60,000

(1)

On February 2, 2006, Mr. Considine was awarded 5,000 shares of high performance stock (or “HPS”), Mr. Blatz was awarded 35,000 HPS and Mr. Smith was awarded 25,000 HPS. The HPS awarded to Messrs. Considine, Blatz and Smith were granted under the terms of the Company’s 1998 Stock Incentive Plan and have the same terms. The HPS vest, if at all, on December 31, 2008, based upon the extent to which, if at all, the total return realized by stockholders of the Company exceeds the ten year average total return of the Equity REIT Index for the ten year period ended December 31, 2005, as reported by NAREIT. The total return realized by stockholders of the Company is measured over a three-year period that begins on January 1, 2006 and ends on December 31, 2008. If such total return realized by stockholders exceeds such average total return of the Equity REIT Index by 1%, then the total award would be 5, 35, and 25, shares for Messrs. Considine, Blatz and Smith, respectively, as reported in column f. For the HPS to fully vest on December 31, 2008, the total return over the three-year period must exceed the Equity REIT Index total return by 5%. In the event full vesting, the total award would be 5,000, 35,000 and 25,000 shares for Messrs. Considine, Blatz and Smith, respectively, as reported in column h. The Equity REIT Index total return was 14.50% for the ten year period ending December 31, 2005; as such, in order for the HPS to fully vest, the actual total return over the three years is required to be 19.50%. If the actual total return for the three year period is between 14.50% and 19.50%, then a ratable portion of the shares would vest. To the extent that such shares are not vested as of December 31, 2008, such shares, but none of the dividends paid in respect thereof during the three-year period, are forfeited and returned to the Company. The targeted future payout reported above is based upon applying the performance level achieved for the most recently vested award to the current period award. For the HPS with a final measurement date of December 31, 2006, the total annual shareholder return over the three year period was 14.52%. If the total shareholder return for stockholders of the Company for the three year performance period applicable to awards granted on February 2, 2006 is equal to the 14.52%, then the threshold return of 14.50% would be exceeded by 0.02%, resulting in vesting of 0.40% of the total award or 20, 140, and 100 shares for Messrs. Considine, Blatz and Smith, respectively, as reported in column g. The target return reported here is not expected to be indicative of the current award’s actual results as there are many factors which influence total shareholder return.

Assumed total return for the Company over the three-year period is equal to 19.81%. If the actual total return for the three-year period is between 14.50% and 19.50%, then a ratable portion of the awards will vest. No HPS shares will vest if the actual total return for the Company over the three-year period is less than or equal to 14.50%, in which case, the HPS shares will be forfeited and returned to the Company; however, the executives will retain the dividends.
(2)	Mr. Considine’s compensation in 2005 was awarded on February 2, 2006, and was comprised of 2,218 shares of restricted stock with a value of $55,000 (based upon the closing market price of $24.80 at the date of grant) and options to acquire 174,296 shares of the Company’s common stock at a per share price of $24.80, with an aggregate grant date present value of $495,000. The restricted stock vests equally in four annual installments beginning on the first anniversary date of the date of grant and the stock options vest equally in five annual installments beginning on the first anniversary of the date of grant. Holders of restricted stock awards are entitled to receive the dividends in respect thereof commencing on the date of grant.
(3)	As a part of 2005 compensation, on February 2, 2006, Messrs. Blatz and Smith were each granted restricted stock awards of 4,032 shares and 3,831 shares, respectively. The value of these awards at the date of grant based upon the closing market price of $24.80 was $100,000 and $95,000, respectively. Holders of restricted stock awards are entitled to receive the dividends in respect thereof commencing on the date of grant. In addition and as a part of 2005 compensation, on February 5, 2006, Messrs. Blatz and Smith were granted options to acquire 40,493 shares and 21,127 shares, respectively, of the Company’s common stock at a per share exercise price of $24.80, with an aggregate grant date present value of $115,000 and $60,000, respectively. The restricted stock and options vest equally in four annual installments beginning on the first anniversary of date of grant.

The “Grants of Plan-Based Awards Table” does not include a column for “Estimated Future Payouts Under Non-Equity Inventive Plan Awards” since there was no compensation covered by such item awarded to, earned by, or paid to any of the Named Executive Officers in 2006.

AMERICAN LAND LEASE, INC.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards(1)					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(2) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5) (j)
Terry Considine Chairman and Chief Executive Officer	5,000 3,708 —	5,000 11,123 174,296	— — —	19.840 23.050 24.800	2/5/2014 1/25/2015 2/2/2016	14,711	$389,988	10,000	$265,100

Robert G. Blatz President and Chief Operating Officer	40,000 9,260 15,000 3,708 —	— 3,086 15,000 11,123 40,493	— — — —	13.438 14.390 19.840 23.050 24.800	9/12/2009 2/5/2013 2/5/2014 1/25/2015 2/2/2016	13,615	$360,934	80,000	$2,120,800

Shannon E. Smith Chief Financial Officer, Treasurer and Secretary	9,260 10,000 2,648 —	3,086 10,000 7,945 21,127	— — — —	14.390 19.840 23.050 24.800	2/5/2013 2/5/2014 1/25/2015 2/2/2016	9,181	$243,388	50,000	$1,325,500

(1)	The option awards reported in the table above vest and become exercisable pursuant to time-based vesting schedules in either four or five annual installments of 25% and 20%, respectively, starting on the first anniversary of the date of grant. The following table sets forth the vesting of the option awards listed above:

Name	Grant Date	Option Shares	Vesting Period	Date Fully Vested (assuming continuous service)
Terry Considine	2/5/2004 1/25/2005 2/2/2006	10,000 14,831 174,296	4 years 4 years 5 years	2/5/2008 1/25/2009 2/2/2011

Robert G. Blatz	9/12/1999 2/5/2003 2/5/2004 1/25/2005 2/2/2006	40,000 12,346 30,000 14,831 40,493	3 years 4 years 4 years 4 years 4 years	9/12/2002 2/5/2007 2/5/2008 1/25/2009 2/2/2010

Shannon E. Smith	2/5/2003 2/5/2004 1/25/2005 2/2/2006	12,346 20,000 10,593 21,127	4 years 4 years 4 years 4 years	2/5/2007 2/5/2008 1/25/2009 2/2/2010

(2)	The stock awards reported in the “Number of Shares or Units of Stock That Have Not Vested” column vest and become exercisable pursuant to time-based vesting schedules in either four or five annual installments of 25% or 20%, respectively, starting on the first anniversary of the date of grant:

Name	Grant Date	Shares	Vesting Period	Date Fully Vested (assuming continuous service)
Terry Considine	2/5/2003 2/5/2004 1/25/2005 2/2/2006	13,204 7,974 6,941 2,218	4 years 4 years 4 years 4 years	2/5/2007 2/5/2008 1/25/2009 2/2/2010

Robert G. Blatz	2/5/2001 2/5/2002 2/5/2003 2/5/2004 1/25/2005 2/2/2006	20,000 9,630 14,246 11,069 651 4,032	5 years 4 years 4 years 4 years 4 years 4 years	2/5/2006 2/5/2006 2/5/2007 2/5/2008 1/25/2009 2/2/2010

Shannon E. Smith	2/5/2002 2/5/2003 2/5/2004 1/25/2005 2/2/2006	3,704 9,729 4,859 651 3,381	4 years 4 years 4 years 4 years 4 years	2/5/2006 2/5/2007 2/5/2008 1/25/2009 2/2/2010

(3)	The market value was determined based upon the closing stock price on December 31, 2006 of $26.51 multiplied by the number of shares that have not vested in column g.
(4)	The stock awards reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column are HPS awards and vest and become exercisable based upon the achievement of performance milestones. The number of shares unvested includes all HPS awards that have not vested, which are comprised of 5,000 shares, 35,000 shares and 25,000 shares issued to Messrs. Considine, Blatz and Smith, respectively, with a measurement date of December 31, 2007, and 5,000 shares, 45,000 shares and 25,000 shares issued to Messrs. Considine, Blatz and Smith, respectively, with a measurement date of December 31, 2008. See “Compensation Discussion and Analysis—Stock Options, Restricted Stock and High Performance Shares above for more information on the vesting of HPS.
(5)	The market value was determined based upon the closing stock price on December 31, 2006 of $26.51 multiplied by the number of shares that have not been earned and vested in column i.

AMERICAN LAND LEASE, INC.

2006 OPTIONS EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise(1) ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting(2) ($) (e)
Terry Considine Chairman and Chief Executive Officer	—	—	9,505	$240,326

Robert G. Blatz President and Chief Operating Officer	—	—	33,500	$865,471

Shannon E. Smith Chief Financial Officer, Treasurer and Secretary	40,000	$630,000	14,943	$387,811

(1)	The aggregate dollar value realized on options exercised is derived by multiplying (A) the number of securities underlying such options by (B) the difference between (i) the closing price of the Company’s common stock on the date of exercise and (ii) the per share option exercise price.
(2)	The aggregate dollar amount realized upon vesting is determined by multiplying the number of shares of stock that vested in 2006 by the market value of the underlying shares on the applicable vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

The Company does not have employment contracts, termination of employment or change-in-control arrangements with any of the Named Executive Officers.

The 1998 Stock Incentive Plan and the agreements pursuant to which awards of restricted stock and high performance shares have been made to Messrs. Considine, Blatz and Smith provide that in the event of a “change in control” of the Company, all outstanding stock and stock option awards will vest in full. For these purposes, the term “change in control” generally means:

•

an acquisition by any person of beneficial ownership of 20% or more of the Company’s common stock, except in connection with a merger where the Company’s stockholders retain control of the Company after such merger, the Company’s Board of Directors in place prior to such merger continues to constitute at least two-thirds of the Board of Directors of the entity surviving such merger, or no person holds more than 15% voting power of the entity surviving such merger;

•

the individuals who constitute the Board of Directors as of the effective date of the 1998 Stock Incentive Plan cease for any reason to constitute at least two-thirds of the Board of Directors, except that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Board of Directors, such new director’s election shall not be counted towards a “change in control;” or

•

the approval by the Company’s stockholders of a complete liquidation or dissolution, sale of all or substantially all of the Company’s assets, merger, consolidation, share exchange or reorganization involving the Company, except in connection with a merger where the Company’s stockholders retain control of the Company after such merger, the Company’s Board of Directors in place prior to such merger continues to constitute at least two-thirds of the Board of Directors of the entity surviving such merger, or no person holds more than 15% voting power of the entity surviving such merger.

Additionally, the agreements pursuant to which awards of restricted stock and high performance shares have been made to Messrs. Considine, Blatz and Smith provide that upon termination of employment due to death or disability, all outstanding shares of restricted stock and high performance shares become immediately and fully vested.

The potential payments to the Named Executive Officers upon a change in control or termination as a result of death or disability are shown in the table below.

AMERICAN LAND LEASE, INC.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

	Option Awards		Stock Awards
Name (a)	Number of Shares Vested Upon Change in Control (#) (b)	Value Realized on Change in Control(1) ($) (c)	Number of Shares Vested Upon Change in Control or Termination of Employment Due to Death or Disability (#) (d)	Value Realized on Change in Control or Termination of Employment Due to Death or Disability (2) ($) (e)
Terry Considine Chairman and Chief Executive Officer	193,505	$407,284	24,711	$655,088

Robert G. Blatz President and Chief Operating Officer	69,702	$245,181	93,615	$2,481,734

Shannon E. Smith Chief Financial Officer, Treasurer and Secretary	42,158	$167,719	59,181	$1,568,888

(1)	The aggregate dollar value realizable with respect to option shares that vest upon a change in control is derived by multiplying (A) the number of securities underlying such options by (B) the difference between (i) the closing price of the Company’s common stock on the date of change in control and (ii) the per share option exercise price. For purposes of this table, we have calculated the value as if the change in control occurred on December 31, 2006.
(2)	The aggregate dollar value realizable with respect to restricted stock that vests upon a change in control or termination due to death or disability is determined by multiplying the number of shares of such stock by the closing price of the Company’s common stock on the date of change in control or termination due to death or disability. For purposes of this table, we have calculated the value as if the change in control or such termination occurred on December 31, 2006.

DIRECTOR COMPENSATION

Compensation of Directors

During 2006, each non-employee director received an annual retainer of approximately $35,000 payable in a grant of 1,411 shares of the Company’s common stock, which shares were issued February 2, 2006 with a value of $24.80 per share on the date of grant. During 2006, independent directors also were entitled to a fee of $500 for attendance at each meeting of the Board of Directors or any committee thereof.

Additionally, our 1998 Stock Incentive Plan provides that all of our non-employee directors are automatically entitled to annual grants of market-price options to acquire 2,800 shares of the Company’s common stock on the date of each annual meeting of stockholders. Pursuant to the 1998 Stock Incentive Plan, these options are immediately exercisable upon grant and have a term of ten years. In February 2006, the Board of Directors voted to waive the automatic option grant for 2,800 shares issuable on the date of the 2006 Annual Meeting of Stockholders.

Compensation for the non-employee directors in 2007 is an annual retainer of approximately $39,000 payable in a grant of 1,400 shares of the Company’s common stock, which shares were issued January 31, 2007, a fee of $500 for attendance at each meeting of the Board of Directors or any committee thereof. In February 2007, the Board of Directors voted to waive the automatic option grant for 2,800 shares issuable on the date of the 2007 Annual Meeting of Stockholders.

Terry Considine, our only employee director, does not receive any additional compensation for service on the Board of Directors, or for attendance at meetings of the Board of Directors or any committee thereof.

AMERICAN LAND LEASE, INC.

2006 DIRECTOR COMPENSATION TABLE(1)

Name (a)	Fees Earned or Paid in Cash ($)(2) (b)	Stock Awards ($)(3) (c)	Total ($) (h)
Thomas L. Rhodes	8,000	34,993	42,993
Bruce D. Benson	7,000	34,993	41,993
Thomas Harvey(4)	—	—	—
Bruce E. Moore	6,500	34,993	41,493
Todd W. Sheets	8,000	34,993	42,993

(1)	The “2006 Director Compensation Table” does not include a column for “Estimated Future Payouts Under Non-Equity Inventive Plan Awards” since there was no compensation covered by such item awarded to, earned by, or paid to any of the Directors in 2006.
(2)	The aggregate dollar value paid a director for compensation in 2006 for attendance at each meeting of the Board of Directors and each meeting of any committee thereof.
(3)	During 2006, each independent director received an annual retainer of approximately $35,000 payable in a grant of 1,411 shares of the Company’s common stock, which shares were issued February 2, 2006 with a value of $24.80 per share on the date of grant.
(4)	Mr. Harvey was elected to the Board of Directors in January 2007. Accordingly, he received no director compensation in 2006.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE:
Date: March 29, 2007	Bruce D. Benson (Chairman)
Thomas Harvey
Bruce E. Moore
Thomas L. Rhodes
Todd W. Sheets

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the 2006 Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. A written charter approved by the Board of Directors governs the Audit Committee.

The Audit Committee reviewed with the Company’s management and the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles. The Audit Committee has also discussed with the independent auditors the matters required to be discussed pursuant to Statement of Accounting Standards No. 61, “Codification of Statements on Auditing Standards, Communication with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Rule 3600T of the Public Company Accounting Oversight Board, which adopts on an interim basis Independence Standards Board Standard No. 1, relating to independence discussions with audit committees, has discussed with the independent auditors their independence from the Company and its management and has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held five meetings during fiscal year 2006.

Each of the Audit Committee members has represented that they do not have a relationship with the Company that might interfere with exercise of his independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the 2006 Annual Report on Form 10-K for filing with the SEC.

AUDIT COMMITTEE:
Date: March 29, 2007	Todd W. Sheets (Chairman)
Bruce D. Benson
Thomas Harvey
Bruce E. Moore
Thomas L. Rhodes

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT1

The table below sets forth, as of March 16, 2007, the number of shares of our common stock beneficially owned by (1) each person known by the Company to be a beneficial owner of more than 5% of our common stock; (2) each director and nominee for director; (3) each of our executive officers; and (4) all of our directors, director nominees and executive officers as a group.

Name of Beneficial Owner(1)	Number of Shares of Common Stock(2)	Percentage of Common Stock Outstanding(3)	Number of Operating Partnership Units(4)	Percentage Ownership of the Company(5)
Terry Considine(6)	1,013,975	12.2%	290,096	14.0%
Thomas L. Rhodes(7)	253,367	3.1%	170,979	4.7%
Bruce D. Benson(9)	214,246	2.7%	81,928	3.3%
Thomas Harvey	3,400	* *	—	* *
Bruce E. Moore(8)	254,257	3.1%	25,355	3.0%
Todd W. Sheets(12)	66,109	1.0%	—	1.0%
Robert G. Blatz(10)	349,700	4.3%	—	3.9%
Shannon E. Smith(11)	244,319	3.1%	—	2.7%
The Wilder Corporation of Delaware(13)	601,891	7.8%	62,350	7.4%
Third Avenue Management, LLC(14)	714,926	9.4%	—	8.0%
Cliffwood Partners(15)	622,900	8.2%	—	7.0%
All directors and executive officers as a group (8 persons)	2,399,373	26.7%	568,358	29.8%

**	owns less than 1% of the outstanding common stock
(1)	Includes, where applicable, shares owned by such person’s minor children and spouse and by other related individuals and entities. Unless otherwise indicated, such person has sole voting and investment power as to the shares listed and such person’s address is 29399 U.S. Hwy 19, North, Suite 320, Clearwater, Florida 33761.
(2)	Excludes shares of common stock issuable upon redemption of limited partnership units of Asset Investors Operating Partnership (“OP Units”). After a one-year holding period, OP Units may be tendered for redemption and, upon tender, may, at the Company’s option, be redeemed for cash or acquired by the Company for shares of common stock at an exchange ratio of one share of common stock for each OP Unit tendered (subject to adjustment). All currently outstanding OP Units may be tendered for redemption immediately.
(3)	Represents the number of shares of common stock beneficially owned by each person, excluding shares of common stock issuable upon redemption of OP Units, divided by the total number of shares of common stock outstanding. Any shares of common stock which may be deemed to be beneficially owned by that person are deemed outstanding for the purpose of computing the percentage of outstanding shares of common stock owned by that person, but not any other person. At March 16, 2007, approximately 7,969,000 shares, excluding OP Units, were outstanding.
(4)	Through wholly owned subsidiaries, the Company acts as general partner of, and, as of March 16, 2007, holds approximately 88% of the interests in the Asset Investors Operating Partnership. If all OP Units were acquired by the Company for common stock, such shares of common stock would constitute approximately 11.0% of the then outstanding shares of common stock.
(5)	Represents the number of shares of common stock beneficially owned, divided by the total number of shares of common stock outstanding, assuming that all 992,525 OP Units outstanding at March 16, 2007 are redeemed in exchange for shares of common stock.
(6)

Includes 49,775 shares subject to options that are exercisable within 60 days and 262,331 OP Units held by Mr. Considine, and 342,197 shares and 27,765 OP Units held by Titahotwo Limited Partnership, RLLLP (“Titahotwo”), a registered limited liability limited partnership for which Mr. Considine serves as the general partner and holds a 0.5% ownership interest. Also includes the following shares of which Mr. Considine disclaims beneficial ownership: 81,079 shares held by a non-profit foundation in which Mr. Considine has shared voting and investment power, 150,000 shares and 312,346 shares subject to options that are exercisable within 60 days held by Titaho Limited Partnership, RLLLP (“Titaho”), a registered limited liability limited partnership for which Mr. Considine’s brother is the trustee for the sole general partner, 2,000 shares in four Rhodes Trusts for which Mr. Considine serves as Trustee. Titaho and Titahotwo have pledged 489,989 shares and 25,471 OP Units as security for loans or other extensions of credit to Titahotwo.

(7)	Includes 158,400 options to acquire common stock exercisable and 170,979 OP Units redeemable within 60 days. Mr. Rhodes has pledged 57,696 shares as security for a margin account he maintains with a stock brokerage firm.
(8)	Includes 3,299 shares held by Brandywine Real Estate Management Services Corporation, an entity in which Mr. Moore owns a 100% interest, 224,550 options to acquire common stock exercisable and 25,355 OP Units redeemable within 60 days.
(9)	Includes 70,112 options to acquire common stock exercisable and 81,928 OP Units redeemable within 60 days.
(10)	Includes 92,384 options to acquire common stock exercisable within 60 days. Mr. Blatz has pledged 103,209 shares as security for loans.
(11)	Includes 37,923 options to acquire common stock exercisable within 60 days. Mr. Smith has pledged 110,584 shares as security for loans.
(12)	Includes 58,400 options to acquire common stock exercisable within 60 days.
(13)	Wilder Corporation is located at 2536 Countryside Blvd., Suite 250, Clearwater, FL 33763.
(14)	Third Avenue Management LLC is located at 622 Third Avenue, New York, NY 10017.
(15)	Cliffwood Partners LLC is located at 11726 San Vicente Boulevard, Suite 600, Los Angeles, CA 90049.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth, as of December 31, 2006, the total number of securities to be issued pursuant to outstanding awards under our equity compensation plans, the weighted average exercise price of the outstanding awards, and the number of securities available for future grant under our equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities subject to outstanding options)
Equity compensation plans approved by security holders	1,260,124	$18.87	700,710
Equity compensation plans not approved by security holders	0	0	0

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Other than unwritten, at-will employment arrangements and standard retainers and fees paid to our non-employee directors for service on the Board of Directors, the Company had no transactions during 2006, and none are currently proposed, in which the Company was a participant and in which any related person had a direct or indirect material interest.

The Company’s Board has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•	A “related person” means any of the Company’s directors, executive officers or nominees for director or any of their immediate family members; and

•

An “interested transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) or a series of similar transactions in which the Company was or is to be a participant, the amount involved exceeds $100,000 and a related person had or will have a direct or indirect interest.

Under these polices and procedures, the Nominating and Corporate Governance Committee (the “Committee”) shall review the material facts of all interested transactions and either approve or disapprove of the entry into the interested transaction, subject to the exceptions below. In determining whether to approve or ratify an interested transaction, the Committee will take into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, and the extent of the related person’s interest in the transaction.

Interested transactions that involve amounts that do not exceed $100,000 may be pre-approved by the Chair of the Committee, rather than the full Committee.

Additionally, the Committee reviewed the types of interested transactions described below and determined that each of the following interested transactions shall be deemed to be pre-approved by the Committee:

•

any employment by the Company of an executive officer if (a) the related compensation is reported in the Company’s executive compensation disclosure in its Annual Report on Form 10-K or proxy statement for its annual meeting, or (b) the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would be reported in the Company’s executive compensation disclosure in its Annual Report on Form 10-K or proxy statement for its annual meeting if the executive officer was a “named executive officer,” and the Company’s Compensation Committee approved (or recommended that the Board of Directors approve) such compensation;

•	any compensation paid to a director if the compensation is reported in the Company’s director compensation disclosure in its Annual Report on Form 10-K or proxy statement for its annual meeting;

•

any transaction between the Company (or a Company subsidiary) and another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s equity interests, if the aggregate amount involved does not exceed the greater of $1,000,000, or 2% of that company’s total annual revenues; and

•

any transaction in which the related person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis (for example, dividends).

COMPANY’S RELATIONSHIP WITH INDEPENDENT AUDITORS

Our Board of Directors appointed the firm of Ernst & Young LLP to audit the financial statements of the Company through December 31, 2006. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions. Ernst & Young LLP has indicated that it will not make a statement, although an opportunity for a statement will be provided.

The aggregate fees billed for services rendered by Ernst & Young LLP during the years ended December 31, 2006 and 2005 are as follows:

Audit Fees

Fees for audit services totaled approximately $495,000 in 2006 and approximately $689,000 in 2005. These amounts include fees associated with the annual audit of the financial statements of the Company. Fees for audit services also include fees for the reviews of the Company’s Quarterly Reports on Form 10-Q, registration statements filed with the SEC, other SEC filings, compliance with Sarbanes-Oxley, and consents.

Audit-Related Fees

Fees for audit-related services totaled approximately $1,500 in 2006 and approximately $1,500 in 2005. Audit-related services principally include fees associated with on-line research tools in 2006 and 2005, respectively.

Tax Fees

Fees for tax services, including tax compliance services, tax advice and tax planning totaled approximately $46,000 in 2006 and $53,000 in 2005.

All Other Fees

There were no fees billed or incurred in 2006 or 2005 related to other services not included in the above or for financial information systems design and implementation.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

On November 5, 2003, the Audit Committee adopted the Audit and Non-Audit Services Pre-Approval Policy (the “Pre-approval Policy”). The Pre-approval Policy describes the Audit, Audit-related, Tax and Other Permitted services that have the general pre-approval of the Audit Committee, typically subject to a dollar limit of $10,000. The term of any general pre-approval is generally twelve (12) months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. At least annually, the Audit Committee will review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee. In accordance with this review, the Audit Committee may add to or subtract from the list of general pre-approved services or modify the permissible dollar limit associated with pre-approvals. As set forth in the Pre-approval Policy, unless a type of service has received general pre-approval and is anticipated to be within the dollar limit associated with the general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor will necessarily be determinative. For the year ended December 31, 2006, 5% of the total fees paid to the independent auditor were not pre-approved in accordance with the de minimis provisions of the Pre-approval Policy.

OTHER MATTERS

We know of no matters to be brought before the Annual Meeting other than as set forth herein. However, if any such other matters are properly presented to the stockholders for action at the Annual Meeting and any adjournments or postponements thereof, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

STOCKHOLDER PROPOSALS TO BE INCLUDED

IN THE 2008 PROXY STATEMENT

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, any holder of at least $2,000 in market value of common stock of the Company who has held such securities for at least one year, who will hold such securities as of the date of the 2008 Annual Meeting of Stockholders and who desires to have a proposal presented in the Company’s proxy material for use in connection with the 2008 Annual Meeting of Stockholders must transmit that proposal (along with his or her name, address, the number of shares of common stock that he or she holds of record or beneficially, the dates upon which the shares of common stock were acquired, documentary support for a claim of beneficial ownership (other than for shares held of record) and a statement of willingness to hold such common stock through the date of the 2008 Annual Meeting of Stockholders) in writing as set forth below. Proposals of stockholders intended to be presented at the 2008 Annual Meeting of Stockholders must be received by the Company’s Secretary at 29399 US Hwy 19 North, Suite 320, Clearwater, Florida 33761 on or before November 30, 2007 to be included in the Company’s proxy statement and form of proxy for that meeting. In order for stockholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Securities Exchange Act of 1934, the Secretary of the Company must receive such proposals at the above address not later than March 5, 2008 and not earlier than February 2, 2008.

BY ORDER OF THE BOARD OF DIRECTORS,

Terry Considine

Chairman of the Board and

Chief Executive Officer

March 29, 2007

Appendix A

CHARTER

OF THE

AUDIT COMMITTEE

OF THE

BOARD OF DIRECTORS OF

AMERICAN LAND LEASE, INC.

AS AMENDED ON MARCH 23, 2007

I.	PURPOSE OF THE COMMITTEE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of American Land Lease, Inc. (the “Corporation”) is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Corporation and its subsidiaries, including, without limitation, (a) assisting the Board’s oversight of (i) the integrity of the Corporation’s financial statements, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the Corporation’s independent auditors’ qualifications and independence, and (iv) the performance of the Corporation’s independent auditors and the Corporation’s internal audit function, and (b) preparing the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Corporation’s annual proxy statement.

II.	COMPOSITION OF THE COMMITTEE

The Committee shall consist of three or more directors as determined from time to time by the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the New York Stock Exchange (the “NYSE”), including the NYSE’s independence, experience and financial expertise requirements, and any additional requirements that the Board deems appropriate. Each member of the Committee must be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee must be designated by the Board to be the “audit committee financial expert,” as such term is defined in the rules and regulations promulgated by the SEC.

Director’s fees (including any additional amounts paid to chairs of committees and to members of committees that spend significant time and effort to fulfill their responsibilities) are the only compensation a member of the Committee may receive from the Corporation.

No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Corporation’s annual proxy statement.

The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.

III.	MEETINGS OF THE COMMITTEE

The Committee shall meet once every fiscal quarter or more frequently as is necessary to carry out its duties and responsibilities. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee should meet separately on a periodic basis with (i) management, (ii) the director of the Corporation’s internal auditing department or other person responsible for the internal audit function and (iii) the Corporation’s independent auditors, in each case, to discuss any matters that the Committee or any of the above persons or firms believe warrant Committee attention.

The Committee shall maintain minutes of its meetings and records relating to those meetings and provide copies of such minutes to the Board.

The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized to adopt its own rules of procedure not inconsistent with (a) any provision of this charter, (b) any provision of the By-Laws of the Corporation, or (c) the laws of Delaware.

IV.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. While there is no “blueprint” to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Committee:

(a) Select, in its sole discretion (subject, if applicable, to shareholder ratification), the firm of independent public accountants to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;

(b) Review and, in its sole discretion, approve the Corporation’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all significant non-audit engagements and relationships between the Corporation and such auditors (which approval should be made after receiving input from the Corporation’s management);

(c) Review the performance of the Corporation’s independent auditors, including the lead partner of the independent auditors, and, in its sole discretion (subject, if applicable, to shareholder ratification), make decisions regarding the replacement or termination of the independent auditors when circumstances warrant;

(d) Obtain at least annually from the Corporation’s independent auditors and review a report describing:

(i) the independent auditors’ internal quality-control procedures;

(ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

(iii) all relationships between the independent auditors and the Corporation (including a description of each category of services provided by the independent auditors to the Corporation and a list of the fees billed for each such category);

(e) Oversee the independence of the Corporation’s independent auditors by, among other things:

(i) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommending that the Board take appropriate action to satisfy itself of the auditors’ independence; and

(ii) ensuring the regular rotation of the lead audit partner as required by law;

(f) Instruct the Corporation’s independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee is responsible for the selection (subject, if applicable, to shareholder ratification), evaluation and termination of the Corporation’s independent auditors;

(g) Review and accept, if appropriate, the annual audit plan of the Corporation’s independent auditors, including the scope of audit activities, and monitor such plan’s progress and results during the year;

(h) Review the results of the year-end audit of the Corporation, including any comments or recommendations of the Corporation’s independent auditors;

(i) Review with management, the Corporation’s independent auditors and, if appropriate, the director of the Corporation’s internal auditing department, the following:

(i) the Corporation’s annual audited financial statements and quarterly financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and any major issues related thereto;

(ii) such accounting policies (and changes therein) of the Corporation, including any financial reporting issues which could have a material impact on the Corporation’s financial statements, brought to the attention of the Committee by management or the independent auditors, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body;

(iii) major issues regarding accounting principles and financial statements presentations, including any significant changes in the Corporation’s selection or application of accounting principles, and major issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies;

(iv) any analyses prepared by management and/or the independent auditors, brought to the attention of the Committee by management or the independent auditors, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative Generally Accepted Accounting Principles (“GAAP”) methods on the financial statements of the Corporation; and

(v) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation;

(j) Review on a regular basis with the Corporation’s independent auditors any difficulties encountered by the independent auditors in the course of any audit work, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee may review with the independent auditors the following:

(i) any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise);

(ii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Corporation; and

(iii) any audit problems or difficulties experienced by the internal or independent auditors;

(k) Confirm that the Corporation’s interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Corporation’s independent auditors;

(l) Review the adequacy and effectiveness of the Corporation’s accounting and internal control policies and procedures, including the responsibilities, budget and staffing of the Corporation’s internal audit function, through inquiry and discussions with the Corporation’s independent auditors and management of the Corporation;

(m) Review with management the Corporation’s administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies;

(n) Receive periodic reports from the Corporation’s independent auditors and management of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting developments that may have a bearing on the Corporation;

(o) Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation’s independent auditors, the Corporation’s internal auditing department and management, including reporting regularly to the Board and providing such parties with appropriate opportunities to meet privately with the Committee;

(p) Review with management and the Corporation’s independent auditors, as appropriate, the Corporation’s earnings press releases, especially the use of any non-GAAP information, as well as any financial information and earnings guidance provided by the Corporation to analysts and rating agencies;

(q) Establish clear hiring policies by the Corporation for employees or former employees of the Corporation’s independent auditors;

(r) Discuss guidelines and policies governing the process by which senior management of the Corporation and the relevant departments of the Corporation assess and manage the Corporation’s exposure to risk;

(s) Meet at least annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;

(t) Discuss and prepare the report required by the rules of the SEC to be included in the Corporation’s annual proxy statement;

(u) Review the Corporation’s program to monitor compliance with the Corporation’s Code of Conduct, and meet periodically with the Corporation’s Compliance Officer to discuss compliance with the Code of Conduct;

(v) Engage, in the Committee’s sole discretion and at the Corporation’s expense, independent counsel, accountants, consultants or other independent experts to assist the Committee in fulfilling its duties and responsibilities;

(w) Determine the amounts the Corporation must provide for payment of:

(i) compensation to the independent auditors;

(ii) compensation to any person retained by the Committee pursuant to paragraph (v) directly above; and

(iii) the ordinary expenses of the Committee;

(x) Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that are brought to its attention with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent auditors, or the performance of the internal audit function;

(y) The Committee shall, on an annual basis, perform a self-evaluation of its performance to determine whether it is functioning effectively. In conducting this review, the Committee shall evaluate whether this charter appropriately addresses the matters that are or should be within its scope and shall recommend such changes as it deems necessary or appropriate. The evaluation shall compare the performance of the Committee with the requirements of this charter, and set forth the goals and objectives of the Committee for the upcoming year. The evaluation should include a review and assessment of the adequacy of the Committee’s charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report;

(z) Resolve disagreements, if any, between management and the independent auditors regarding financial reporting;

(aa) Develop and review periodically, pursuant to Section 301 of the Sarbanes-Oxley Act of 2002, procedures for (i) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters and; (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

(bb) The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation, or other listing standard to be exercised by the Committee as a whole; and

(cc) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

* * *

While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to ensure that the Corporation complies with all laws and regulations and its Code of Conduct.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing including in respect of auditor independence. As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the independent auditors to the Corporation.

*************

Appendix B

CHARTER OF THE

COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS OF

AMERICAN LAND LEASE, INC.

Adopted as of February 5, 2004

(Amended as of March 23, 2007)

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of American Land Lease, Inc. (the “Corporation”) has been established pursuant to Section 8 of the Corporation’s Fourth Amended and Restated Bylaws and Section 141 of the Delaware General Corporation Law.

I.	PURPOSE OF THE COMMITTEE

The Committee’s purposes shall be to oversee the Corporation’s compensation and employee benefit plans and practices, including its executive compensation plans and its incentive-compensation and equity-based plans; to review and discuss with management the Corporation’s compensation discussion and analysis (“CD&A”) to be included in the Corporation’s annual proxy statement or annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”); and to direct the preparation of, and approve, a Committee report on executive compensation as required by the applicable rules of the SEC.

II.	COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Each member of the Committee shall be qualified to serve on the Committee, pursuant to the requirements of the New York Stock Exchange (the “NYSE”), and any additional requirements that the Board deems appropriate. Members of the Committee shall also qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall satisfy any other necessary standards of independence under the federal securities and tax laws.

The Board shall designate a chairman of the Committee, provided that if the Board does not so designate a chairman, the members of the Committee, by a majority vote, may designate a chairman.

Any vacancy on the Committee shall be filled by majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Board.

III.	MEETINGS AND PROCEDURES OF THE COMMITTEE

The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than two times annually. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary.

The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

The Committee shall maintain minutes of its meetings and records relating to those meetings and shall report regularly to the Board on its activities, as appropriate.

IV.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

The Committee shall have the following duties and responsibilities:

(a) To review periodically the goals and objectives of the Corporation’s executive compensation plans, and amend, or recommend that the Board amend, these goals and objectives if the Committee deems it appropriate.

(b) To review periodically the Corporation’s executive compensation plans in light of the Corporation’s goals and objectives with respect to such plans, and, if the Committee deems it appropriate, adopt, or recommend to the Board the adoption of, new, or the amendment of existing, executive compensation plans.

(c) To evaluate annually the performance of the Chief Executive Officer in light of the goals and objectives of the Corporation’s executive compensation plans, and, either as a Committee or together with the other independent directors (as directed by the Board), determine and approve the Chief Executive Officer’s compensation level based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Committee shall consider all relevant factors, including the Corporation’s performance and relative stockholder return, the value of similar awards to chief executive officers of comparable companies, and the awards given to the Chief Executive Officer of the Corporation in past years.

(d) To review the decisions made by the Chief Executive Officer as to the compensation of the other executive officers of the Corporation and recommend any changes to the Board. Subject to the requirements of the Corporation’s executive compensation plans, the Committee shall approve any equity compensation awarded to the Corporation’s executive officers.

(e) To perform such duties and responsibilities as may be assigned to the Board or the Committee under the terms of any executive compensation plan or under the terms of any compensation or other employee benefit plan, including any incentive-compensation or equity-based plan.

(f) To review the decisions made by the Chief Executive Officer as to perquisites or other personal benefits to the Corporation’s executive officers and recommend any changes to the Board and to approve such perquisites, if any, available to the Chief Executive Officer.

(g) To review and discuss the CD&A with management and, based on such review and discussions, to recommend to the Board that the CD&A be included in the Corporation’s annual proxy statement or annual report on Form 10-K filed with the SEC.

(h) The Committee shall direct the Corporation to include in its annual proxy statement or annual report on Form 10-K filed with the SEC a report of the Committee, prepared in accordance with the rules and regulations of the SEC, stating that the Committee has reviewed and discussed the CD&A with management and recommended to the Board its inclusion in the Corporation’s annual proxy statement or annual report on Form 10-K filed with the SEC.

(j) To review all equity-compensation plans to be submitted for stockholder approval under the NYSE listing standards, and to review and, if appropriate, approve all equity-compensation plans that are exempt from such stockholder approval requirement.

V.	EVALUATION OF THE COMMITTEE

The Committee shall, on an annual basis, evaluate its performance. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope and shall recommend such changes as it deems necessary or appropriate. The Committee shall address all matters that the Committee considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

The Committee shall deliver to the Board a report, which may be oral, setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Corporation’s or the Board’s policies or procedures.

VI.	INVESTIGATIONS AND STUDIES; OUTSIDE ADVISORS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Corporation’s expense, such independent counsel or other consultants or advisors as it deems necessary. The Committee shall have the sole authority to retain or terminate any compensation consultant to assist the Committee in carrying out its responsibilities, including sole authority to approve the consultant’s fees and other retention terms, such fees to be borne by the Corporation.

* * *

While the members of the Committee have the duties and responsibilities set forth in this Charter, nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of members of the Committee, except to the extent otherwise provided under applicable federal or state law.

Appendix C

CHARTER OF THE

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS OF

AMERICAN LAND LEASE, INC.

Adopted as of September 6, 2005

(Amended as of March 23, 2007)

The Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of American Land Lease (the “Corporation”) has been established pursuant to Section 8 of the Corporation’s Fourth Amended and Restated Bylaws and Section 141 of the Delaware General Corporation Law.

I.	PURPOSE OF THE COMMITTEE

The Committee’s purposes shall be to identify and to recommend to the Board individuals qualified to serve as directors of the Corporation and on committees of the Board; to advise the Board with respect to the Board composition, procedures and committees; to develop and recommend to the Board a set of corporate governance principles applicable to the Corporation; and to oversee the evaluation of the Board and the Corporation’s management.

II.	COMPOSITION OF THE COMMITTEE

The Committee shall consist of three or more directors, as determined from time to time by the Board. Each member of the Committee shall be qualified to serve on the Committee, pursuant to the requirements of the New York Stock Exchange (the “NYSE”), and any additional requirements that the Board deems appropriate.

The Board shall designate a chairman of the Committee, provided that if the Board does not so designate a chairman, the members of the Committee, by a majority vote, may designate a chairman.

Any vacancy on the Committee shall be filled by majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Board.

III.	MEETINGS AND PROCEDURES OF THE COMMITTEE

The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than two times annually. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary.

The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

The Committee shall maintain minutes of its meetings and records relating to those meetings and shall report regularly to the Board on its activities, as appropriate.

IV.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

A.	Board Candidates and Nominees

The Committee shall have the following duties and responsibilities with respect to Board candidates and nominees:

(a) To assist the Board in identifying, recruiting and, if appropriate, interviewing candidates to fill positions on the Board, including persons suggested by stockholders or others. The Committee may establish procedures to be followed by stockholders in submitting recommendations for Board candidates.

(b) To review the background and qualifications of individuals being considered as director candidates. Among the qualifications considered in the selection of candidates, the Committee shall consider the following attributes and criteria of candidates: experience, skills, expertise, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Committee considers appropriate in the context of the Board’s needs.

(c) To recommend to the Board the director nominees for election by the stockholders or appointment by the Board, as the case may be, pursuant to the Bylaws of the Corporation, which recommendations shall be consistent with the criteria for selecting directors established by the Board from time to time.

(d) To review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a change in status, including but not limited to an employment change, and to recommend whether or not the director should be re-nominated.

B.	Board Composition and Procedures

The Committee shall have the following duties and responsibilities with respect to the composition and procedures of the Board as a whole:

(a) To review annually with the Board the composition of the Board as a whole and to recommend, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, and expertise required for the Board as a whole and contains at least the minimum number of independent directors required by the NYSE.

(b) To review periodically the size of the Board and to recommend to the Board any appropriate changes.

(c) To make recommendations on the frequency and structure of Board meetings.

(d) To make recommendations concerning any other aspect of the procedures of the Board that the Committee considers warranted, including but not limited to procedures with respect to the waiver by the Board of any Corporation rule, guideline, procedure or corporate governance principle.

(e) To make recommendations to the Board concerning director compensation.

C.	Corporate Governance

The Committee shall have the following duties and responsibilities with respect to corporate governance:

(a) To develop and recommend to the Board a set of corporate governance principles for the Corporation, which shall be consistent with any applicable laws, regulations and listing standards. At a minimum, the corporate governance principles developed and recommended by the Committee shall address the following: (i) director qualification standards; (ii) director responsibilities; (iii) director access to management and, as necessary and appropriate, independent advisors (iv) director compensation, including principles for determining the form and amount of director compensation, and for reviewing those principles, as appropriate; (v) director orientation and continuing education; (vi) management succession, including policies and principles for the selection and performance review of the chief executive officer, as well as policies regarding succession in the event of an emergency or the retirement of the chief executive officer; and (vii) annual performance evaluation of the Board.

(b) To review periodically the corporate governance principles adopted by the Board to assure that they are appropriate for the Corporation and comply with the requirements of the NYSE, and to recommend any desirable changes to the Board.

(c) To consider any other corporate governance issues that may arise from time to time, and to develop appropriate recommendations for the Board.

D.	Evaluation of the Board and Management

The Committee shall be responsible for overseeing the evaluation of the Board as a whole and shall evaluate and report to the Board on the performance and effectiveness of the Board. In conjunction with the Compensation Committee (or such other appropriate committee as may be established by the Board from time to time) the Committee shall assist in overseeing the evaluation of management.

V.	EVALUATION OF THE COMMITTEE

The Committee shall, on an annual basis, evaluate its performance. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope and shall recommend such changes as it deems necessary or appropriate. The Committee shall address all matters that the Committee considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

The Committee shall deliver to the Board a report, which may be oral, setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Corporation’s or the Board’s policies or procedures.

VI.	INVESTIGATIONS AND STUDIES; OUTSIDE ADVISORS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Corporation’s expense, such independent counsel or other consultants or advisors as it deems necessary. The Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms, such fees to be borne by the Corporation.

* * *

While the members of the Committee have the duties and responsibilities set forth in this Charter, nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of members of the Committee, except to the extent otherwise provided under applicable federal or state law.

AMERICAN LAND LEASE, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 3, 2007

Four Seasons Hotel 2800 Pennsylvania Avenue, N.W.

Washington, DC 20007 8:00 a.m. EDT

PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMERICAN LAND LEASE, INC.

IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE TWO NOMINEES

FOR DIRECTOR AND THE PROPOSALS REFERRED TO IN 2 AND 3 BELOW.

The undersigned hereby appoints Terry Considine, Thomas L. Rhodes and Robert G. Blatz, and each of them, with power to act without the other and with full power of substitution in each, as proxies and hereby authorizes them to represent and vote, as directed on the reverse side of this proxy (or, if not so directed, as recommended by the Board of Directors), all the shares of American Land Lease, Inc. Common Stock which the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on May 3, 2007 and any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

(continued and to be marked, dated and signed on the reverse side)

AMERICAN LAND LEASE, INC.

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 3, 2007.

PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

Please detach here

The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3.

1. Election of directors:

Class II

(to serve until 2010)

01 Terry Considine 02 Bruce D. Benson

` Vote FOR all nominees

(except as marked below)

` Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. To ratify the prior election of Thomas Harvey as a Class I Director (to serve until 2009).

3. To ratify the selection of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2007.

` For `Against `Abstain

`For `Against `Abstain

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at the Annual Meeting and any adjournments or postponements thereof.

Address Change? Mark Box ` Indicate changes below:

Date

Signature(s) in Box

Please sign EXACTLY as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. All joint owners should sign. If a corporation, sign in full corporate name by an authorized officer. If in a partnership, sign in partnership name by an authorized person.